Exhibit 99.1

Imago BioSciences Reports Second Quarter 2022 Financial Results and Provides Recent Business Updates

- Positive Data from the Ongoing Phase 2 Study of Bomedemstat in Essential Thrombocythemia (ET) Presented at European Hematology Association (EHA) Meeting 2022 -

- Positive Data from the Ongoing Phase 2 Study of Bomedemstat in Advanced Myelofibrosis Presented at EHA 2022 -

- First Participant Dosed in Investigator-Sponsored Phase 1/2 Study of Bomedemstat in Combination with Atezolizumab in Small Cell Lung Cancer -

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Obtained Advice from FDA Clinical Outcomes Assessment (COA) Group with Regard to Patient Reported Outcome (PRO) Endpoints for the Company’s Planned Phase 3 Trial of Bomedemstat in ET Patients -

SOUTH SAN FRANCISCO, Calif. – August 12, 2022 – Imago BioSciences, Inc. (“Imago” or the “Company”) (Nasdaq: IMGO), a clinical-stage biopharmaceutical company discovering and developing new medicines for the treatment of myeloproliferative neoplasms (MPNs) and other bone marrow diseases, today reported financial results for the second quarter ended June 30, 2022 and provided business updates.

“We were delighted to present updated positive data on our Phase 2 trial of bomedemstat in essential thrombocythemia (ET) at EHA in June. In our updated dataset, bomedemstat demonstrated hematologic and symptomatic improvement in ET patients and, importantly, demonstrated the durability of these hematologic responses. These data will support our ongoing discussions with the FDA, as we target an End of Phase 2 meeting with the FDA later this year, and move towards initiating the pivotal trial,” said Hugh Young Rienhoff, Jr., M.D, Chief Executive Officer of Imago. “At EHA, we also presented positive data from our advanced myelofibrosis (MF) Phase 2 trial where bomedemstat demonstrated improvements in total symptom scores, fibrosis grades, spleen volumes and anemia, as well as reductions in mutant allele frequencies. Looking ahead, we plan to evaluate bomedemstat in combination with ruxolitinib in MF patients in a trial starting in the Fall 2022. Lastly, in addition to our long-held

Exhibit 99.1

plans to study bomedemstat in other myeloproliferative neoplasms, such as polycythemia vera, we were pleased to see initiation of the first solid tumor clinical study of bomedemstat, an investigator-sponsored study of bomedemstat in combination with atezolizumab for small cell lung cancer.”

Second Quarter 2022 and Subsequent Highlights

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Presented Positive Data from the Ongoing Phase 2 Study of Bomedemstat in Essential Thrombocythemia at EHA 2022. In June 2022, Imago presented updated positive data from its ongoing global Phase 2 clinical study evaluating bomedemstat in patients with ET. As of the data cutoff date of 29 April 2022: bomedemstat demonstrated normalization of platelets in the absence of new thromboembolic events (the primary efficacy endpoint of this study) in 94% of patients; as well as durability of hematologic response with 81% of patients achieving normalized platelet counts for at least 12 weeks (ELN criteria defining a durable response in ET); 58% of patients treated with bomedemstat experienced symptomatic improvement (defined as a decrease in Total Symptom Score) at 24 weeks; and both JAK2 and CALR mutation burdens were decreased during treatment with bomedemstat. As of the data cutoff date, the most common adverse events (AEs) were dysgeusia, fatigue, constipation, and arthralgia. Twelve patients reported a total of 19 serious adverse events (SAEs) with six deemed related to bomedemstat by the investigator. There have been no dose limiting toxicities (DLTs) or deaths related to drug. The EHA data cut represented the last presentation before the End-of-Phase 2 meeting with FDA expected later this year.

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Presented Positive Data from the Ongoing Phase 2 Study of Bomedemstat in Advanced Myelofibrosis at EHA 2022. In June 2022, the Company presented updated positive data from its ongoing global Phase 2 clinical study evaluating bomedemstat in patients with MF. As of the data cutoff date of 29 April 2022, in addition to improvements in the standard metrics of spleen volume reduction and symptom scores, long term treatment with bomedemstat showed: 52% of evaluable patients had reductions in mutant allele frequencies, including ASXL1; 85% of evaluable patients demonstrated improved or stable fibrosis scores; and 90% of patients who were transfusion independent at baseline had stable or improved hemoglobin. The most common non-hematologic AE was dysgeusia. Of 14 drug related SAEs, 5 were Grade 2, 8 Grade 3 and 1 Grade 4 (thrombocytopenia). There have been no DLTs or deaths related to drug. Eligible MF patients completing this Phase 2 study have rolled into an extension study to evaluate the longer-term safety and impact of bomedemstat on the natural history of MF. Imago plans to commence an investigator-sponsored evaluation of bomedemstat in combination with ruxolitinib in

Exhibit 99.1

patients with MF who have a sub-optimal response to JAK inhibition or are treatment naïve in the Fall 2022.

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Announced First Participant Dosed in Investigator-Sponsored Study of Bomedemstat in Combination with Atezolizumab in Small Cell Lung Cancer, the first clinical study of Bomedemstat in patients with Solid Tumors. In May 2022, Imago announced that the first participant had been treated in an investigator-sponsored Phase 1/2 study of bomedemstat in combination with atezolizumab (Tecentriq®) during the maintenance phase of treatment in people newly diagnosed with extensive stage small cell lung cancer (ES-SCLC). The Phase 1/2 open-label study will enroll approximately 30 participants diagnosed with ES-SCLC to establish the safety and tolerability of a combination treatment with bomedemstat and atezolizumab. The study is being conducted in Seattle and led by Rafael Santana-Davila, M.D., associate professor at the University of Washington School of Medicine and Joseph Hiatt, M.D., Ph.D., of Fred Hutchinson Cancer Center (“Fred Hutch”), and in collaboration with the National Cancer Institute (NCI) funded Fred Hutch Lung Specialized Project of Research Excellence.

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Completed Enrollment in Phase 2 Study of Bomedemstat in Essential Thrombocythemia. In May 2022, Imago announced the completion of enrollment for the Phase 2 clinical study of bomedemstat for the treatment of ET with 73 patients enrolled, exceeding the initial target enrollment of 60 patients. This study is designed to evaluate the safety, efficacy, pharmacokinetics and pharmacodynamics of bomedemstat, an oral lysine-specific demethylase 1 (LSD1) inhibitor, in patients with ET who have failed at least one standard therapy.

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Obtained Advice from FDA Clinical Outcomes Assessment (COA) Group with Regard to Patient Reported Outcome (PRO) Endpoints for the Company’s Planned Phase 3 Trial of Bomedemstat in ET Patients. In June 2022, Imago discussed with FDA the proposed instruments to assess patient-reported symptoms and outcomes for key secondary endpoints.

Anticipated Upcoming Milestones

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End-of-Phase 2 meeting with FDA for bomedemstat in ET expected this year

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Anticipate initiating investigator-sponsored Phase 2 combination study of bomedemstat with ruxolitinib in MF in the Fall 2022

Exhibit 99.1

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Expect data updates for the bomedemstat Phase 2 trials in ET and MF at the American Society of Hematology (ASH) Annual Meeting in December 2022

Second Quarter 2022 Financial Results

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Cash, Cash Equivalents and Short-term Investments: As of June 30, 2022, Imago had cash, cash equivalents and short-term investments of $190.0 million, compared to $217.4 million as of December 31, 2021. Based on current operating plans, management believes cash runway extends into 2025.

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Research & Development (R&D) Expenses: R&D expenses for the quarter ended June 30, 2022 were $9.7 million (including stock-based compensation expense of $0.7 million), compared to $7.1 million for the same period in 2021. The overall increase in R&D expenses was primarily related to the commencement of a Phase 2 extension study started in the second half of 2021 for the long-term follow-up of patients from MF and ET clinical trials, and salaries and non-cash stock-based compensation expense for R&D employees as we ramped up our operations.

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General and Administrative (G&A) Expenses: G&A expenses for the quarter ended June 30, 2022 were $4.3 million (including stock-based compensation expense of $1.0 million), compared to $1.7 million for the same period in 2021. The increase was primarily due to increases in professional fees attributable to accounting, legal, audit, and insurance expenses associated with public company operations and compensation and personnel-related costs, including stock-based compensation expense, as a result of increased headcount.

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Net Loss: Net loss for the quarter ended June 30, 2022 was $13.7 million, compared to $8.8 million for the same period in 2021.

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About Imago BioSciences

Imago BioSciences is a clinical-stage biopharmaceutical company discovering and developing novel small molecule product candidates that target lysine-specific demethylase 1 (LSD1), an enzyme that plays a central role in the production of blood cells in the bone marrow. Imago is

Exhibit 99.1

focused on improving the quality and length of life for patients with cancer and bone marrow diseases. Bomedemstat, an orally available, small molecule inhibitor of LSD1, is the lead product candidate discovered by Imago for the treatment of certain myeloproliferative neoplasms (MPNs), a family of related, chronic cancers of the bone marrow. Imago is evaluating Bomedemstat as a potentially disease-modifying therapy in two Phase 2 clinical trials for the treatment of essential thrombocythemia (NCT04254978) and myelofibrosis (NCT03136185). Bomedemstat has U.S. FDA Orphan Drug and Fast Track Designation for the treatment of ET and MF, European Medicines Agency (EMA) Orphan Designation for the treatment of ET and MF, and PRIority MEdicines (PRIME) Designation by the EMA for the treatment of MF. The company is based in South San Francisco, California. To learn more, visit www.imagobio.com, www.myelofibrosisclinicalstudy.com, www.etclinicalstudy.com and follow us on Twitter @ImagoBioRx, Facebook and LinkedIn.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “may,” “will,” “should,” “expect,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

These statements may relate to, but are not limited to, the results, conduct, progress and timing of Imago clinical trials, timing of data presentations, the regulatory approval path for bomedemstat, plans for future operations, and expected cash runway, as well as assumptions relating to the foregoing. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include: our limited operating history and lack of products for commercial sale; our significant losses since inception and for the foreseeable future; our need for substantial additional financing; our unpredictable operating results, due to, for example, general economic conditions in the United States and abroad; our business’s dependence on development, regulatory approval and commercialization of our product candidates; difficulties in enrolling patients and risks of substantial delays in our clinical trials; our minimal control over product candidates in investigator-initiated clinical trials; uncertainties in the cost and outcomes of our clinical studies and the acceptance for presentation at medical meetings of data from our clinical studies; uncertainties in the regulatory review and approval of our product candidates if our pivotal studies are positive; potentially material changes to the interim, top-line and preliminary data from our clinical trials; potential undesirable effects of our product candidates and safety or supply issues, in each case with respect to our product candidates alone or in combination with other compounds or products; our potential inability to obtain and maintain orphan drug designation and delays in approvals despite Fast Track designation; risks related to clinical trials outside of the United States; our need to manufacture multiple batches of bomedemstat using a commercial current Good Manufacturing Practice; risks related to

Exhibit 99.1

COVID-19 or other pandemics, natural disasters and wars; risks related to competition; difficulties in expanding our organization and managing growth, attracting and retaining senior management and key scientific personnel and establishing sales and other commercialization functions; risks related to information technology system and cybersecurity; risks related to misconduct of our employees and independent contractors; risks related to hazardous materials and our compliance with environmental laws and regulations; risks related to litigation and other claims; risks related to reliance on third parties to conduct and support preclinical studies and clinical trials, and to manufacture our product candidates; risks related to third-party intellectual property infringement claims and our ability to protect our own intellectual property; risks related to governmental policies and regulations including with respect to drug prices and reimbursement, and changes thereof; risks related to our common stock; risks related to our public company, “emerging growth company” and “smaller reporting company” status; risks related to material weaknesses and failure to maintain effective internal control over financial reporting; and other risks and uncertainties, including those listed in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our subsequent quarterly reports. You should not put undue reliance on any forward-looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Except as required by law, Imago does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:

Media Contact:
Will Zasadny
Canale Communications
will.zasadny@canalecomm.com

Investor Contact:

Laurence Watts

Gilmartin Group, LLC.

Laurence@gilmartinir.com

Exhibit 99.1

IMAGO BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	JUNE 30,	DECEMBER 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$22,772	$11,226
Short-term investments	167,238	206,184
Prepaid expenses and other current assets	2,562	3,894
Total current assets	192,572	221,304
Property and equipment, net	3	2
Other long-term assets	3,536	3,480
Total assets	$196,111	$224,786
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,584	$3,459
Accrued and other current liabilities	6,189	6,633
Total current liabilities	8,773	10,092
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 300,000,000 shares authorized as of both June 30, 2022 and December 31, 2021; 33,737,873 and 33,531,743 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	3	3
Additional paid-in capital	330,951	327,387
Accumulated other comprehensive loss	(828)	(43)
Accumulated deficit	(142,788)	(112,653)
Total stockholders’ equity	187,338	214,694
Total liabilities and stockholders’ equity	$196,111	$224,786

Exhibit 99.1

IMAGO BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$9,677	$7,099	$22,179	$11,871
General and administrative	4,339	1,743	8,350	4,119
Total operating expenses	14,016	8,842	30,529	15,990
Loss from operations	(14,016)	(8,842)	(30,529)	(15,990)
Other income (expense), net:
Interest income	148	82	212	169
Other income (expense), net	127	(46)	182	(94)
Total other income, net	275	36	394	75
Net loss	$(13,741)	$(8,806)	$(30,135)	$(15,915)
Net loss per share, basic and diluted	$(0.41)	$(8.13)	$(0.89)	$(15.06)
Weighted-average shares used in computing net loss per share, basic and diluted	33,735,785	1,082,932	33,691,163	1,056,624